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                                                                     EXHIBIT 5.2


Trinity Industries, Inc.
2525 Stemmons Freeway
Dallas, Texas 75207

June 27, 2003

         Re: Trinity Industries, Inc. - Sale of 600 Shares of Series B Redeemable Convertible Preferred Stock

Ladies and Gentlemen:

         We have acted as counsel to Trinity Industries, Inc., a Delaware corporation (the "Company"), in connection with (i) the Registration Statement on Form S-3 (File No. 333-96921) (the "Registration Statement") filed by the Company with the Securities and Exchange Commission for the purpose of offering under the Securities Act of 1933, as amended, the Company's common stock, preferred stock, debt securities, common stock warrants, debt warrants and depositary shares to be offered from time to time by the Company on terms to be determined at the time of the offering and (ii) the issuance by the Company of 600 shares (the "Shares") of the Company's Series B Redeemable Convertible Preferred Stock for an aggregate purchase price of $60,000,000, and the issuance of up to 3,500,000 shares (the "Underlying Shares") of the Company's common stock, par value $1.00 per share, issuable upon the conversion or redemption of the Shares and/or the payment of dividends on the Shares, all as described in the Company's Prospectus Supplement, dated June 25, 2003 (the "Prospectus Supplement"), and the accompanying Prospectus (the "Prospectus"), and the sale of the Shares pursuant to a purchase agreement dated June 25, 2003, (the "Purchase Agreement") between the Company and TI Investments, LLC.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Certificate of Incorporation and Bylaws of the Company, each as amended as of the date hereof; (ii) the Certificate of Designations of Series B Redeemable Convertible Preferred Stock of Trinity Industries, Inc. (the "Certificate of Designations"); (iii) the Registration Statement, the Prospectus and the Prospectus Supplement; (iv) the Purchase Agreement; and (iv) such other certificates, statutes, instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

         As to various questions of fact material to the opinions expressed below, we have, without independent third party verification of their accuracy, relied in part, and to the extent we deem reasonably necessary or appropriate, upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company.

         Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that, as of the date hereof (i) the Shares are validly issued, fully paid and nonassessable; and (ii) when the Underlying Shares have been issued in the manner contemplated by the Registration Statement, the Prospectus Supplement and the Certificate of Designations, the Underlying Shares will be validly issued, fully paid and nonassessable.


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Trinity Industries, Inc.
June 27, 2003
Page 2


The opinions set forth above are subject to the following qualifications and exceptions:

            (a) The above opinions are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application affecting creditors' rights, (ii) provisions of applicable law pertaining to the voidability of preferential or fraudulent transfers and conveyances and (iii) the fact that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

            (b) The above opinions are subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

            The opinions expressed herein are limited to the federal laws of the United States of America, and, to the extent relevant to the opinions expressed herein, (i) the General Corporation Law of the State of Delaware (the "DGCL") and applicable provisions of the Delaware Constitution, in each case as currently in effect, and judicial decisions reported as of the date hereof and interpreting the DGCL and such provisions of the Delaware Constitution; and (ii) the laws of the State of Texas.

            We hereby consent to the filing of this opinion as an exhibit 5 to the Company's Current Report on Form 8-K, to be filed with the Commission of June 27, 2003, and to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

                                                     Very truly yours,

                                                     /s/ HAYNES AND BOONE, LLP

                                                     HAYNES AND BOONE, LLP